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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment Number 1 to Registration Statement on Form S-4 of The MONY Group, Inc. of our report dated October 27, 1999, relating to the consolidated financial statements and financial statement schedule which appear in The Advest Group, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

Hartford, Connecticut

October 17, 2000